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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of October 2, 2000, by and between GARGOYLES, INC., a Washington corporation (the "Company"), and Michael J. Hall ("Employee"). In consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

1.  Employment.  Subject to the terms and conditions contained in this
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Agreement, the Company hereby employs Employee, and Employee hereby accepts employment with the Company.

2.  Duties.  During the Term of Employment, as defined below, Employee shall be
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employed in the capacity of Vice President, Operations, or in such other management capacity as the Company shall direct, from time to time. Employee acknowledges and agrees that as Vice President, Operations the hours which Employee is required to work will vary considerably and may sometimes be more than 40 hours per week. Employee further acknowledges and agrees that such work in excess of 40 hours per week is a regular and normal part of the responsibilities for which Employee is compensated, and does not in any way constitute overtime for which Employee is entitled to receive additional compensation.

3.  Term.  This agreement is for no definite time term.  Employee is an at-will
    ----
employee, and the Company shall have the right to terminate the employment of Employee at any time with cause, as described in Section 6.1 hereof, or without cause or advance notice so long as the Company pays Employee the severance provided under Section 6.4(a) hereof upon the termination of Employee's Employment with the Company.

4.  Base Salary.  For all services rendered by Employee under this Agreement,
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the Company shall pay Employee an annual Base Salary, payable in twice monthly installments in accordance with the Company's usual payroll policies and procedures. This Base Salary shall be reviewed from time to time in accordance with the Company's general salary and performance review procedures in place from time to time. As of the date of this Agreement, Employee's annual Base Salary is $130,000.

5.  Benefits.
    --------

    5.1  Expenses.  The Company shall reimburse Employee for all reasonable and
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necessary business expenses incurred and advanced by Employee in carrying out
Employee's duties under this Agreement, subject to receipt of supporting documentation, and in accordance with the Company's expense reimbursement policies in effect from time to time.

    5.2  Bonus.  Employee shall be entitled to participate in any bonus program
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established by the Company from time to time for members of management of the
Company at Employee's level.

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     5.3  Other Company Benefits.  Employee shall be entitled to participate
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fully in all the Company's employee benefits plans established for full-time employees of the Company, including without limitation all health, medical, dental, retirement, life and disability insurance plans established by the Company in accordance with the terms of such plans. Employee shall be entitled to participate in any pension and retirement plans, stock option or ownership plans, and other fringe benefit plans, perquisites and programs as are or may be made available from time to time to management or other salaried employees of the Company to the extent Employee is eligible under the terms of such plans.

     5.4  Vacation; Sick Leave.  Employee will be entitled to vacation and sick
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leave in accordance with policies of the Company, as amended from time to time, generally applicable to employees of the Company.

6.   Termination.
     -----------

     6.1  Termination for Cause.  This Agreement and Employee's employment by
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the Company may be terminated for Cause.  For purposes of this Agreement,
"Cause" shall mean: (i) Employee shall be found by the Board of Directors of the Company to be guilty of fraud or other acts of willful misconduct (including, but not limited to, harassment, sexual or otherwise, of another person) in connection with Employee's employment hereunder, (ii) conviction of Employee for commitment of a felony; (iii) any violation of law by Employee which has a material adverse effect on the Company; (iv) use of narcotics or alcohol which impairs Employee's performance of Employee's duties under this Agreement; (v) theft or embezzlement by Employee from the Company; (vi) a material breach of Employee's obligations under Section 7 hereof; or (vii) unexcused habitual absence from work for reasons unrelated to illness, family crisis or disability.

     6.2  Termination Upon Death or Disability.  This Agreement and Employee's
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employment hereunder shall terminate upon the death or disability of Employee.
The date of Employee's death or disability also is referred to herein as the "Termination Date". For purposes of this Agreement, "Disabled" shall mean that the Employee is unable to perform Employee's duties under this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 30 days. Determination of whether Employee is Disabled shall be made in good faith by a physician reasonably acceptable to Employee and the Board of Directors of the Company.

     6.3  Employee's Voluntary Resignation.  Should Employee wish to resign from
          --------------------------------
his/her position with the Company during the Employment Period ("Voluntary Resignation"), Employee shall give thirty (30) days written notice to the Company and specify the date as of which his/her resignation is to become effective. The date specified in such written notice is also referred to herein as the "Termination Date." Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which Employee reported for work at the principal offices of the Company.

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     6.4  Company's Right to Terminate Agreement; Severance Upon Termination.
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          (a)  The Company shall have the right to terminate this Agreement and
Employee's employment at its will and without cause at any time by delivery of written notice to Employee of such termination (also a "Termination Date"). On the Termination Date, the Company shall become obligated to pay Employee severance in an amount equal to three (3) months of Employee's annual Base Salary in effect as of the Termination Date (the "Severance Amount"). The Severance Amount payable to Employee shall be paid in equal monthly installments over the number of months of Employee's Base Salary which comprise the Severance Amount. All other employee-related benefits, including Employee's participation in any management bonus program, shall terminate as of the Termination Date.

          (b) If the employment of the Employee is terminated for Cause, Death, Disability or by his/her Voluntary Resignation, the Employee shall not be entitled to any compensation or other benefits hereunder for any period after the Termination Date.

7.   Intellectual Property; Nondisclosure of Confidential Information.
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     7.1  Definitions.

          (a)  Confidential Information.  For purposes of this Agreement,
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Confidential Information shall mean all the Company's proprietary information which derives independent economic value from its secrecy from other persons, companies, or business entities who could obtain economic value from its disclosure to them or use by them. Confidential Information also includes, without limitation, research data, trade or business know-how or business plans, inventions, devices, patterns, compilations, programs, methods, techniques, or processes which are disclosed or made available by the Company to Employee, or devised by Employee during his/her employ by the Company. Examples of Confidential Information include, without limitation: all information specifically identified as proposed installations, products or product lines, information systems, or other projects, the Company's supplier and customer lists and all customer information and the Company's existing and proposed business and marketing plans and policies, whether written or oral, and whether designated individually as Confidential Information or not. Confidential Information does not include information that: (i) is a matter of public knowledge at the time Employee first learned of the information; (ii) later becomes a matter of public knowledge after Employee learns of it, other than becoming public knowledge by reason of a breach by Employee of the obligations of confidentiality set out in this Agreement or by a breach of another employee of the Company of such other employee's obligations to the Company, (iii) Employee acquired during previous employment prior to the effective date of this Agreement, or (iv) which Employee is required to disclose pursuant to legal or administrative process.

          (b)  Invention.  For purposes of this Agreement, Invention shall mean
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all new inventions, discoveries, creations and works of authorship, and any improvements to existing inventions, whether patentable or not, and all software relating to any inventions,

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discoveries or improvements, which Employee conceives, makes, develops, or reduces to practice, whether alone or with any other person, company or business entity, (i) while Employee is working for the Company in any capacity under this Agreement which relates to any questions or problems for which the Company has requested Employee's services, (ii) that are based in any way on Confidential Information received by Employee from the Company or developed or made by Employee during his/her employ at the Company, or (iii) with the aid of any equipment, supplies, facilities or employees of the Company or on the Company's time.

     7.2  Non Disclosure of Confidential Information.  Employee agrees not to
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disclose or to use any Confidential Information, either during or after employment by the Company, except as required by the performance of duties within the scope of Employee's employment. Employee agrees to apply his/her best efforts to otherwise prevent unauthorized disclosure or use of any Confidential Information, and to immediately inform an executive officer of the Company if any improper disclosure or use does occur.

     7.3  Employee Invention Materials and Invention Disclosure.
          -----------------------------------------------------

          (a) Employee shall, at all times of employment and/or thereafter, immediately and fully disclose to the Company all information regarding each Invention conceived, made, developed, or perfected during Employee's employment by the Company, for the purpose of determining the Company's and Employee's rights to each Invention. Employee's duty of immediate and complete disclosure under this Section continues throughout Employee's employment with the Company. Each Invention which Employee is required to disclose to the Company under this Section becomes confidential information at the moment the Employee's duty to disclose under this Section arises, regardless of whether or not Employee actually discloses the Invention to the Company.

          (b) Employee agrees to keep, preserve in good condition and make available to the Company complete and up-to-date records, including sketches, drawings, notebooks and other documents relating to the Invention, including documents stored in electronically readable form, and documented source code where applicable, as well as prototypes, and other evidence of the reduction to practice of the Invention or the conception and occurrence and dates of the Invention ("Invention Materials"). Employee acknowledges that all such Invention Materials are the property of the Company.

     7.4  Employee Invention Assignment and Continued Employee Assistance.
          ---------------------------------------------------------------

          (a) Employee hereby assigns to the Company all of Employee's rights in each Invention which (i) is developed using the Company's equipment, supplies, facilities, or information supplied by the Company to Employee; or
(ii) which relates directly to the business of the Company, or to the Company's actual or demonstrably anticipated research or development; or (iii) which has resulted from any work performed by the Employee for the Company, whether or not on the Company's time.

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          (b)  Without limiting the generality of the assignment provisions in the preceding paragraph, all creative works authored by Employee during Employee's employment with the Company, at the request of the Company, are "works for hire" as that term is defined by the federal Copyright Act, as enacted or hereafter amended. The copyright to such works is owned exclusively by the Company, and Employee has no ownership rights in, or control over, such works. Employee shall be entitled to request and receive authorship credit in such works, and to have it displayed as is typical in the industry to which the work applies.

     7.5  Employee Cooperation.  Employee further agrees that Employee will, at
          --------------------
no charge to the Company, and at no expense to Employee, during and after Employee's employment, cooperate with the Company in any or all of the following: (i) prosecution of US and foreign copyright registration applications for any works of authorship by Employee which the Company chooses to file; (ii) prosecution of US and foreign patent applications, including all continuation, divisional, continuation-in-part, reissue, reexamination, patent term extension applications and the like and related petitions, and including all foreign, regional or international counterparts of such applications for each assignable Invention and improvements thereon which the Company chooses to file; and (iii) enforcement of any patents or copyright registrations issuing from such applications, or trade secret rights therein, including executing, verifying, acknowledging and delivering to the Company all such papers, and performing all such actions, as the Company shall from time to time reasonably request related to such enforcement or prosecution or recordation actions by the Company, such papers including without limitation patent and copyright registrations applications and assignment documents therefor, declarations, petitions, and instruments of transfer.

     7.6  Company's Right to File.  In addition, it is understood that the
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Company shall have the right to file for patents, copyrights, or any other state or federal statutory intellectual property rights in assignable Inventions, in Employee's name, or the Company's name, or in the name of the Company's nominee, at the Company's sole option.

     7.7  Warranty of Originality and Preservation of Third Party Confidences.
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          (a)  Employee undertakes not to disclose to the Company or its other employees any information which Employee is under an obligation to any third party to keep confidential. Employee represents and warrants that any information disclosed by Employee to the Company is not confidential and/or proprietary to Employee and/or to any third party.

          (b) Employee warrants that, to the best of Employee's knowledge, all works of authorship or Inventions created by Employee under this Agreement are original, created by Employee, and will not infringe any trade secret, patent, copyright, or other proprietary rights of third parties. Employee represents and warrants that he/she is under no obligation or restriction, and further, that Employee will not assume any such obligation or restriction, which would in any way interfere or be inconsistent

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with, or present a conflict of interest concerning, the services furnished by
Employee under this Agreement.

8.   Enforcement.  Employee agrees that damages for breach of Employee's
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obligations under or related to Section 7 of this Agreement may be difficult to determine and may be inadequate to remedy the harm that may be caused thereby, and therefore consents that such obligations may be enforced by injunctive relief and other appropriate remedies without necessity of bond or other security. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. Employee acknowledges that the restraints imposed by this Agreement are necessary for the protection of the business and goodwill of the Company, are not greater than are necessary to protect said business and goodwill and that he is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of this Agreement as written, the parties hereby agree that this Agreement shall, to the extent applicable to that circumstance before such court, be deemed to be modified to restrict Employee's competition with the Company to the maximum extent of time, scope and geography which the courts shall find enforceable, and such provisions shall be so enforced.

9.   Entire Agreement.  The provisions contained herein constitute the entire
     ----------------
agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

10.  Modification.  Any waiver, alteration, amendment or modification of any
     ------------
provisions of this Agreement shall not be valid unless in writing and signed by all the parties hereto.

11.  Assignment.  This Agreement is personal to Employee and Employee may not
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assign any of his/her rights or delegate any of his/her duties hereunder.

12.  Notices.  All notices and other communications called for or required by
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this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently specify in writing and shall be given by (i) hand delivery, (ii) US certified or first-class registered mail, return receipt requested and postage prepaid, (iii) overnight receipted courier, or (iv) telephonically confirmed facsimile transmission. Notices given in accordance with this paragraph shall be effective upon receipt or when receipt is refused.

To the Company:     Gargoyles, Inc.
                    5866 South 194th Street
                    Kent, Washington 98032
                    Attn:  General Counsel
                    Tel: 253-796-2752
                    Fax: 253-872-3317

To Employee:        Michael J. Hall

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                    410 9/th/ Avenue
                    Kirkland, WA 98033
                    Tel: (425) 922,7307
                    Fax:


13.  Governing Law.  This Agreement, including all matters of construction,
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validity and performance, shall be governed by and construed and enforced in accordance with the laws of the state of Washington without regard to its conflict of law provisions which might otherwise require the application of the law of any other jurisdiction. Employee expressly consents to jurisdiction of the courts of the state of Washington and to venue in King County, Washington.

14.  Headings.  The headings in this Agreement are inserted for convenience of
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reference only and shall not be a part of or control or affect the meaning of this Agreement.

15.  Counterparts.  This Agreement may be executed in several counterparts, each
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of which shall be deemed an original, and as so executed shall constitute one agreement.

16.  Severability.  Unless otherwise provided herein, if any provision of this
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Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.  Succession.  This Agreement shall be binding upon and inure to the benefit
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of the parties hereto and their perspective successors, assigns, heirs, devisee, estates and legal representatives.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above mentioned.


GARGOYLES, INC.,
a Washington corporation

/s/ Cynthia L. Pope

__________________________________________________
By: Cynthia L. Pope, Ex. VP and General Counsel


/s/ Michael J. Hall

__________________________________________________
MICHAEL J. HALL

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